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                                                                     EXHIBIT 5.1


                        WALLER LANSDEN DORTCH & DAVIS
                   A PROFESSIONAL LIMITED LIABILITY COMPANY
                            NASHVILLE CITY CENTER
                         511 UNION STREET, SUITE 2100
                            POST OFFICE BOX 198966
                       NASHVILLE, TENNESSEE 37219-8966
  FACSIMILES                    (615) 244-6380            809 SOUTH MAIN STREET
(615) 244-6804                                                P.O. BOX 1035
(615) 244-5686                                           COLUMBIA, TN 38402-1035
                                                             (615) 388-6031


                               August 26, 1997


Board of Directors
BancorpSouth, Inc.
One Mississippi Plaza
Tupelo, Mississippi 38801

Ladies and Gentlemen:

         We are acting as special counsel to BancorpSouth, Inc., a Mississippi corporation (the "Company"), and BancorpSouth Capital Trust I, a Delaware statutory business trust (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to $75,000,000 aggregate liquidation amount of the Trust's Capital Trust Pass-through Securities, Series A (the "Capital Securities"), the Company's Junior Subordinated Debt Securities, which may be distributed upon liquidation of the Trust (the "Debentures"), and a Guarantee by the Company with respect to the Capital Securities (the "Guarantee"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), as filed by the Company and the Trust under the Securities Act with the Securities and Exchange Commission.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Trust of the Trust filed with the Secretary of State of the State of Delaware on August 22, 1997; (iii) the Declaration of Trust, dated August 22, 1997, among the Company, Bankers Trust Company, as Property Trustee, Bankers Trust (Delaware), as Delaware Trustee, and the Administrative Trustees named therein; (iv) the form of Amended and Restated Declaration of Trust of the Trust (the "Declaration"), among Bankers Trust (Delaware), as Delaware trustee, and the Administrative Trustees named therein (in the form filed as an exhibit to the Registration Statement); (v) the form of the Capital Securities certificate (in the form filed as an exhibit to the Registration Statement); (vi) the form of the Junior Subordinated Indenture (the "Indenture") between the Company and Bankers Trust Company, as Indenture Trustee (in the form filed as an exhibit to the Registration Statement); (vii) the form of security for the Debentures (in the form filed as an exhibit to the Registration Statement); and (viii) the form of Guarantee Agreement between the Company and Bankers trust Company, as Guarantee Trustee (in the form filed as an exhibit to the Registration Statement). We have also examined originals or copies, certified or otherwise
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Board of Directors
BancorpSouth, Inc.
August 26, 1997
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identified to our satisfaction, of such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness of all signatures (other than those on behalf of the Company), the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. We have also assumed that the documents of which we have only examined a form will be executed and delivered by the Company in the form so examined. In making our examination of documents executed, or to be executed, by parties other than the Company, we have also assumed that such parties had, or will have (with respect to documents to be executed), the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral or written statements and representations of the Company and its officers and other representatives, and have assumed that such matters remain true and correct through the date hereof.

         Members of this Firm are admitted to practice in the State of Tennessee and certain members of this Firm are admitted to practice in the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Tennessee and the State of New York, and the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. The Junior Subordinated Debt Securities have been duly authorized for issuance by the Company, and when (i) the Declaration and the Indenture are duly executed and have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Debentures are duly executed, authenticated and issued in accordance with the Indenture and delivered and issued as contemplated by the Registration Statement, the Debentures will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally
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Board of Directors
BancorpSouth, Inc.
August 26, 1997
Page 3


and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         2. The Guarantee has been duly authorized by the Company, and when (i) the Declaration and the Indenture are duly executed and have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the Guarantee is duly executed and delivered by the Company and issued as contemplated by the Registration Statement, the Guarantee will constitute a valid, legal and binding agreement of the Company in favor of the holders of Capital Securities, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.

                                    Very truly yours,


                                    /s/ WALLER LANSDEN DORTCH & DAVIS, PLLC